Exhibit 99.6

     Form of Notice of Grant and Appreciation Rights Agreement.




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                                                        INITIAL GRANT



                THE NEWHALL LAND AND FARMING COMPANY
                NOTICE OF GRANT OF APPRECIATION RIGHT

Notice is hereby given of the following appreciation right grant (the "Appreciation Right") related to the number of depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") pursuant to the terms of The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan"), set forth below:

          GRANTEE:  _________________________________________________

          GRANT DATE:  ______________________________________________

          NUMBER OF DEPOSITARY UNITS:  ______________________________

          EXERCISE PRICE PER DEPOSITARY UNIT:  $_____________________

          EXPIRATION DATE:  _________________________________________

          TANDEM OPTION/APPRECIATION RIGHT:     ___  Yes

                                                ___  No

          PAYABLE IN:  ___ Cash

                       ___ Depositary Units

                       ___ Combination of Cash and Depositary Units

          EXERCISE SCHEDULE: The Appreciation Right shall become exercisable over a four year period at a rate of twenty-five percent (25%) of the depositary units per year of Service measured from the Grant Date. In no event shall the Appreciation Right become exercisable for any additional depositary units following Grantee's cessation of Service.

Grantee understands and agrees that the Appreciation Right is granted subject to and in accordance with the express terms and conditions of the Plan. Grantee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Appreciation Right Agreement dated __________________________, attached hereto as Exhibit A. Grantee should keep a copy of the attached Agreement, since no new Agreement will be distributed with subsequent Notices of Grant unless the material provisions of the Plan or the Agreement change.


                                 1.

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                                                     SUBSEQUENT GRANT



                THE NEWHALL LAND AND FARMING COMPANY
                NOTICE OF GRANT OF APPRECIATION RIGHT


          Notice is hereby given of the following appreciation right grant (the "Appreciation Right") related to the number of depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") pursuant to the terms of The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan"), set forth below:

          GRANTEE:  _________________________________________________

          GRANT DATE:  ______________________________________________

          NUMBER OF DEPOSITARY UNITS:  ______________________________

          EXERCISE PRICE PER DEPOSITARY UNIT:  $_____________________

          EXPIRATION DATE:  _________________________________________

          TANDEM OPTION/APPRECIATION RIGHT:     ___  Yes

                                                ___  No

          PAYABLE IN:  ___ Cash

                       ___ Depositary Units

                       ___ Combination of Cash and Depositary Units

          EXERCISE SCHEDULE: The Appreciation Right shall become exercisable over a four year period at a rate of twenty-five percent (25%) of the depositary units per year of Service measured from the Grant Date. In no event shall the Appreciation Right become exercisable for any additional depositary units following Grantee's cessation of Service.

Grantee understands and agrees that the Appreciation Right is granted subject to and in accordance with the express terms and conditions of the Plan. Grantee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Appreciation Right Agreement dated __________________________, distributed with the Initial Notice of Grant.


                                 1.

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Dated:  ________________________, ______


                          THE NEWHALL LAND AND FARMING COMPANY
                          (a California Limited Partnership)

                          By:  ______________________________________

                          Title:  ___________________________________



                          ___________________________________________
                          GRANTEE


                          Address:  _________________________________

                          ___________________________________________

                          ___________________________________________


I designate the following beneficiary(ies):


_____________________________________________________________________


Address:  ___________________________________________________________

          ___________________________________________________________

                                 2.

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                                                            EXHIBIT A



                THE NEWHALL LAND AND FARMING COMPANY
                    APPRECIATION RIGHTS AGREEMENT

              DATED: __________________________________

     A. The Newhall Land and Farming Company ("Partnership") has implemented The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers) of the Partnership and affiliated entities, and non-employee Board members of the Partnership, the managing general partner of the Partnership or its managing general partner.

     B. Grantee is an individual who is to render valuable services to the Partnership or one or more affiliated entities thereof, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Partnership's grant of an appreciation right to Grantee.

     C. Except as indicated otherwise, all capitalized terms shall have the meaning assigned to those terms in the Plan. For purposes of this Agreement, "Fair Market Value" shall have the meaning assigned to that term in Section 2.9 of the Plan.

          1. GRANT OF APPRECIATION RIGHT. Subject to and upon the terms and conditions set forth in this Agreement, the Partnership hereby grants to Grantee as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Appreciation Right (the "Grant Notice") an appreciation right with respect to the number of depositary units set forth in the Grant Notice. Each such appreciation right entitles the Grantee to receive a cash payment or depositary units from the Partnership equal in value to the appreciation, if any, of one depositary unit of the Partnership between the date of grant set forth in the Grant Notice ("Date of Grant") and the date of exercise of the appreciation right. For these purposes, appreciation is defined as the difference between (a) the Fair Market Value of a depositary unit of the Partnership on the date of exercise of the appreciation right and (b) the Exercise Price per depositary unit of the Partnership set forth in the Grant Notice. Each appreciation right is subject to the terms and conditions of this Grant and of the Partnership's 1995 Option/Award Plan ("Plan"), the provisions of which are incorporated into this Grant by this reference.

          2. TANDEM OPTION/APPRECIATION RIGHTS. The Grant Notice may reflect that the appreciation right is granted in tandem with an option, which means that either the appreciation right or the option can be exercised, but not both. If this appreciation right is granted in tandem with an option, you will also receive a Notice of Grant of Option and an Option Agreement.


                                 1.

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          3.   APPRECIATION RIGHT TERM.  This appreciation right
shall expire at the close of business on the expiration date (the
"Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 6 or 9.

          4. LIMITED TRANSFERABILITY. This appreciation right shall be exercisable only by Grantee during Grantee's lifetime and shall not be transferable or assignable by Grantee other than by will or by the laws of descent and distribution following Grantee's death. However, Grantee may designate a beneficiary who may exercise the appreciation right or receive compensation under the appreciation right after Grantee's death.

          5. DATES OF EXERCISE. This appreciation right shall become exercisable for the depositary units in accordance with the installment schedule specified in the Grant Notice. The appreciation right shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the appreciation right term under Paragraph 6 or 9. In no event shall this appreciation right become exercisable for any additional depositary units following Grantee's cessation of Service.

          6. CESSATION OF SERVICE. The appreciation right term specified in Paragraph 3 shall terminate (and this appreciation right shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

               a. This appreciation right shall immediately terminate and cease to be outstanding for any depositary units for which it is not exercisable at the time of Grantee's cessation of Service.

               b. Should Grantee cease Service for any reason other than death or retirement while this appreciation right is outstanding, then this appreciation right shall be exercisable for all of the depositary units for which this appreciation right is exercisable at the time of such cessation of Service. Such right shall lapse, and this appreciation right shall terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the three (3)-month period measured from the date of Grantee's cessation of Service, or (ii) the Expiration Date.

               c. Should Grantee die while this appreciation right is outstanding, or within three (3) months after Grantee ceases Service, then Grantee's designated beneficiary, or, if no beneficiary has been designated, Grantee's estate or heirs shall have the right to exercise the appreciation right for any or all of the depositary units for which this appreciation right is exercisable at the time of Grantee's death. Such right shall lapse, and this appreciation right shall terminate and cease to remain outstanding, upon the earlier of
(i) the expiration of the twelve (12)-month period measured from the date of Grantee's death, or (ii) the Expiration Date.



                                 2.

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               d.      Should Grantee retire while this appreciation
right is outstanding, then this appreciation right shall be exercisable for all of the depositary units for which this appreciation right is exercisable at the time of such "retirement." Such right shall lapse, and this appreciation right shall terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the thirty-six (36)-month period measured from the date of Grantee's retirement, or (ii) the Expiration Date. For purposes of this Paragraph 6, "retirement" shall mean the Grantee's cessation of Service on or after either of the following:

                       (i) the first day of the month coinciding with or next following Grantee's sixty-fifth (65) birthday.

                       (ii) the first day of a calendar month after meeting the age and Service requirements for early retirement, which are: Grantee's years of Service meet or exceed ten (10) years of Service, and Grantee has attained age 55.

               e. Should (i) Grantee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) Grantee make any unauthorized use or disclosure of confidential information or trade secrets of the Partnership or any parent or subsidiary, then in any such event this appreciation right shall terminate immediately and cease to be outstanding.

          7.   ADJUSTMENT IN DEPOSITARY UNITS.

               a. If any change is made to the depositary units issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, depositary unit distribution, depositary unit split, combination of depositary units, exchange of depositary units, or other change in partnership or capital structure of the Partnership), or if the Partnership makes a distribution to holders of depositary units which results from the sale or disposition of a major asset or separate operating division of the Partnership, which would materially dilute the rights of appreciation right holders', then the Committee shall make appropriate adjustments to the number and/or class of securities and price per depositary unit in effect under each outstanding appreciation right under the Plan pursuant to Paragraph 1.3.D of the Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the appreciation rights.

               b. If any change is made to the depositary units issuable under the Plan by reason of a Structural Transaction or a Change in Control that does not result in the termination of all outstanding appreciation rights, the Committee may adjust the maximum number of depositary units subject to appreciation rights, and the Exercise Price, as provided in Paragraph 1.3.C of the Plan.



                                 3.

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          8.   ACCELERATION OF APPRECIATION RIGHTS.  In the event of
a Structural Transaction or Change in Control, each appreciation right will be automatically accelerated so that each appreciation right at the time outstanding under the Plan and not then otherwise fully exercisable shall become fully exercisable for up to the total number of depositary units purchasable or issuable thereunder and may be exercised for all or any portion of the depositary units for which the appreciation right is so accelerated.

          9. NO ACCELERATION OF APPRECIATION RIGHTS. In no event shall any such acceleration in connection with a Structural Transaction occur if and to the extent (i) such appreciation right is, in connection with the Structural Transaction, either to be assumed by the successor entity or affiliate thereof or to be replaced with a comparable appreciation right relating to securities of the successor entity or affiliate thereof, (or surrendered for such payment in depositary units and/or cash as the appreciation right may provide), (ii) such appreciation right is to be replaced with a cash incentive program of the successor entity which preserves the depositary unit spread existing at the time of the Structural Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such appreciation right, or (iii) the acceleration of such appreciation right is subject to other limitations imposed by the Committee at the time of the appreciation right grant. The determination of appreciation right comparability under clause (i) above shall be made by the Committee and its determination shall be final, binding and conclusive. Upon consummation of a Structural Transaction, all outstanding appreciation rights under the Plan shall, to the extent not previously exercised or paid in full or assumed by the successor entity or an affiliate, terminate.

          10. PARTNERSHIP STRUCTURE. The grant of appreciation rights under the Plan shall in no way affect the Partnership's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer any part of its business or assets.

          11. PRIVILEGE OF UNITHOLDER RIGHTS. The holder of this appreciation right shall not have any of the rights of a unitholder with respect to the depositary units underlying the appreciation right. However, if the appreciation right is paid in the form of depositary units, Grantee will have all of the rights of a unitholder with respect to those depositary units received.

          12. MANNER OF EXERCISING APPRECIATION RIGHT. In order to exercise this appreciation right with respect to all or any part of the depositary units for which this appreciation right is at the time exercisable, Grantee (or in the case of exercise after Grantee's death, Grantee's designated beneficiary, executor, administrator, heir or legatee, as the case may be) must take the following actions:


                                 4.

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               a.      deliver to the Secretary of the Partnership
an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of depositary units underlying the appreciation right which are to be exercised;

               b.      as a condition to the exercise of the
appreciation right, to make appropriate arrangements with the Partnership or subsidiary or affiliated entity employing Grantee, for the satisfaction of any Federal, state or local income tax withholding requirements and federal social security employment tax requirements applicable to the exercise;

               c.      furnish to the Partnership appropriate
documentation that the person or persons exercising the appreciation right (if other than Grantee) have the right to exercise this appreciation right;

               d. as soon as practical after receipt of the Exercise Notice, the Partnership shall mail or deliver to or on behalf of Grantee (or any other person or persons exercising this appreciation right in accordance herewith) a depositary receipt and/or cash representing the exercised appreciation right.

          13. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

          14. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this appreciation right and the issuance of depositary units, if any, upon such exercise shall be subject to compliance by the Partnership and Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Partnership's depositary units may be listed at the time of such exercise and issuance. The Partnership's obligation to make a cash payment upon exercise of an appreciation right shall be unfunded. To the extent that any person acquires a right to receive appreciation right payments from the Partnership, such right shall be no greater than the right of any unsecured general creditor of the Partnership.

          15. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 4 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the designated beneficiaries, successors, administrators, heirs and legal representatives of Grantee and the successors and assigns of the Partnership.

          16. LIABILITY OF PARTNERSHIP. The inability of the Partnership to obtain approval from any regulatory body having authority deemed by the Partnership to be necessary to the lawful issuance and sale of any depositary units pursuant to this appreciation right shall relieve the Partnership of any liability

                                 5.

with respect to the non-issuance or sale of the depositary units as to which such approval shall not have been obtained. The Partnership shall, however, use its best efforts to obtain all such approvals.

          17. NO EMPLOYMENT/SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Grantee any right to continue in the Service of the Partnership (or any subsidiary or other affiliated entity employing or retaining Grantee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Partnership (or any such subsidiary or other affiliated entity) or Grantee, which rights are hereby expressly reserved by each party, to terminate Grantee's Service at any time for any reason whatsoever, with or without cause.

          18. NOTICES. Any notice required to be given or delivered to the Partnership under the terms of this Agreement shall be in writing and addressed to the Partnership in care of the Corporate Secretary at Newhall Management Corporation, 23823 Valencia Boulevard, Valencia, CA 91355. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          19. CONSTRUCTION. This Agreement and the appreciation right evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this appreciation right.

          20. COUNTERPARTS. The Grant Notice may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          21. CANCELLATION OF AWARDS. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options and to grant in substitution therefor new options under the Plan covering the same or different number and class of depositary units having a price per depositary unit not less than the Fair Market Value on the new grant date.

                                 6.

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                              EXHIBIT I

                         NOTICE OF EXERCISE
                       OF APPRECIATION RIGHT


          I hereby notify The Newhall Land and Farming Company (the "Partnership") that I elect to exercise _______________ appreciation rights at the exercise price of $___________ per depositary unit (the "Exercise Price") pursuant to that certain appreciation right granted to me under the Partnership's 1995 Option/Award Plan on ______________________. The terms and conditions of the Agreement and the Plan are incorporated into and made a part of this Notice by this reference.

          I shall deliver this Exercise Notice to the Corporate Secretary of Newhall Management Corporation, and I shall deliver whatever additional documents may be required by my Agreement with the Partnership as a condition for exercise. I have made provisions for the satisfaction of any federal, state or local income tax withholding requirements and federal social security employment tax requirements applicable, if any.

_________________________, ____
Date



                               Optionee:  ___________________________

                               Address:   ___________________________

                                       ______________________________

                                       ______________________________

Print name in exact manner
it is to appear on the
depositary receipt:  ________________________________________________

Address to which depositary
receipt is to be sent, if different
from address above:  ________________________________________________

                _____________________________________________________

                _____________________________________________________


Social Security Number:  ____________________________________________